UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 27, 2021, Golden Matrix Group, Inc. (the “Company”) issued a press release announcing the closing of its previously announced registered direct offering (the “Offering”) of an aggregate of 496,429 shares of common stock of the Company (the “Shares”), together with warrants to purchase 496,429 shares of common stock (the “Warrants”), at $7.00 per combined Share and Warrant, for aggregate gross proceeds of approximately $3.475 million. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed above securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Among the other rights and terms described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 27, 2021, announcing, among other things, the entry into a Securities Purchase Agreement (the “SPA”) with the purchasers in the Offering, the Company provided each purchaser in the Offering which purchased more than $500,000 aggregate in Shares and Warrants (each a “Significant Purchaser”), a future right of participation. The right of participation provides that, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, for nine months following the closing date of the Offering (i.e., until July 27, 2022) (each a “Subsequent Financing”), each Significant Purchaser has a pro rata right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing, subject to certain exceptions set forth in greater detail the SPA (the “Participation Right”).

The description of the Participation Right above is only a summary, and is qualified in its entity by, the terms of such Participation Right set forth in the SPA, a copy of which is incorporated by reference in this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference into this Item 8.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1

Form of Securities Purchase Agreement, dated October 25, 2021, by and between Golden Matrix Group, Inc. and the investors party thereto (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 27, 2021, and incorporated by reference herein)(File No. 000-54840)

99.1**	Press Release of Golden Matrix Group, Inc. dated October 27, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: October 27, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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